Exhibit 2.2



                             CEDARA SOFTWARE CORP.




                                      and




                       MONTREAL TRUST COMPANY OF CANADA

                                as Rights Agent










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                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                                  June 15, 2000


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                                STIKEMAN ELLIOTT



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                                TABLE OF CONTENTS


                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1      Certain Definitions.........................................................................1
Section 1.2      Currency...................................................................................12
Section 1.3      Headings...................................................................................13
Section 1.4      Number and Gender..........................................................................13
Section 1.5      Acting Jointly or in Concert...............................................................13
Section 1.6      Statutory References.......................................................................13

                                    ARTICLE 2
                                   THE RIGHTS

Section 2.1      Legend on Common Share Certificates........................................................13
Section 2.2      Initial Exercise Price; Exercise of Rights; Detachment of Rights...........................14
Section 2.3      Adjustments to Exercise Price; Number of Rights............................................16
Section 2.4      Date on Which Exercise is Effective........................................................21
Section 2.5      Execution, Authentication, Delivery and Dating of Rights Certificates......................21
Section 2.6      Registration, Registration of Transfer and Exchange........................................22
Section 2.7      Mutilated, Destroyed, Lost and Stolen Right Certificates...................................23
Section 2.8      Persons Deemed Owners......................................................................23
Section 2.9      Delivery and Cancellation of Rights Certificates...........................................23
Section 2.10     Agreement of Rights Holders................................................................24
Section 2.11     Rights Certificate Holder not Deemed a Shareholder.........................................25

                                   ARTICLE 3
        ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

Section 3.1      Flip-in Event..............................................................................25

                                   ARTICLE 4
                               THE RIGHTS AGENT

Section 4.1      General....................................................................................26
Section 4.2      Merger or Amalgamation or Change of Name of Rights Agent...................................26
Section 4.3      Duties of Rights Agent.....................................................................27
Section 4.4      Change of Rights Agent.....................................................................29

                                    ARTICLE 5
                                  MISCELLANEOUS

Section 5.1      Redemption and Waiver......................................................................30
Section 5.2      Expiration.................................................................................31
Section 5.3      Issuance of New Rights Certificates........................................................32
Section 5.4      Supplements and Amendments.................................................................32
Section 5.5      Fractional Rights and Fractional Shares....................................................33
Section 5.6      Rights of Action...........................................................................34
Section 5.7      Notice of Proposed Actions.................................................................34
Section 5.8      Notices....................................................................................34
Section 5.9      Successors.................................................................................35
Section 5.10     Benefits of this Agreement.................................................................35
Section 5.11     Governing Law..............................................................................35
Section 5.12     Severability...............................................................................35
Section 5.13     Effective Date.............................................................................35
Section 5.14     Determinations and Actions by the Board of Directors.......................................36
Section 5.15     Rights of Board, Corporation and Offeror...................................................36
Section 5.16     Regulatory Approvals.......................................................................36
Section 5.17     Declaration as to Non-Canadian Holders.....................................................36
Section 5.18     Time of the Essence........................................................................36
Section 5.19     Execution in Counterparts..................................................................36


                                    SCHEDULE

SCHEDULE 2.2(3)
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                       SHAREHOLDER RIGHTS PLAN AGREEMENT

         This Agreement dated June 15, 2000 between Cedara Software Corp. (the "Corporation"), a corporation incorporated under the laws of Ontario, and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

         WITNESSES THAT:

         WHEREAS the Board of Directors has determined that it is advisable and in the best interests of the Corporation to adopt and maintain a shareholder rights plan (the "Rights Plan"); and

         WHEREAS in order to implement the adoption of the Rights Plan the Board of Directors has authorized the issuance of one Right:

          (i) effective at the Record Time in respect of each Common Share outstanding at the Record Time; and

          (ii) in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time; and

         WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein; and

         WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein;

         NOW THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1 Certain Definitions.

         For purposes of the Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" means, any Person who is the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

                  (i) the Corporation or any Subsidiary of the Corporation;

                  (ii) any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation as a result of (A) Corporate Acquisitions, (B) Permitted Bid Acquisitions, (C) Corporate Distributions, (D) Exempt Acquisitions, or (E) Convertible Security Acquisitions; provided, however, that if a Person shall become the Beneficial Owner of twenty percent (20%) or more of the Voting Shares of the Corporation then outstanding by reason of one or more or any combination of the operation of a Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution, Exempt Acquisition or Convertible Security Acquisition and, after such Corporate Acquisition, Permitted Bid Acquisition, Corporate Distribution, Exempt Acquisition or Convertible Security Acquisition, becomes the Beneficial Owner of an additional one percent (1%) or more of the outstanding Voting Shares of the Corporation other than pursuant to Corporate Acquisitions, Permitted Bid Acquisitions, Corporate Distributions, Exempt Acquisitions or Convertible Security Acquisitions, then as of the date of such acquisition, such Person shall become an Acquiring Person;

                  (iii) for a period of ten (10) days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on Clause 1.1(e)(3) hereof solely because such Person makes or proposes to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (the first date of public announcement (which, for the purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act (Ontario)) by such Person or the Corporation of a current intent to commence such a Take-over Bid being herein referred to as the "Disqualification Date"); and

                  (iv) an underwriter or member of a banking or selling group that acquires Voting Shares of the Corporation from the Corporation in connection with a distribution of securities.

         (b) "Affiliate" when used to indicate a relationship with a specified Person, means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

         (c) "Agreement" means this agreement as amended, modified or supplemented from time to time.

         (d) "Associate" when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any Person to whom such specified Person is married or with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other Person who has the same home as such specified Person.

         (e) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own":

                  (i) any securities of which such Person or any Affiliate or Associate of such Person is the owner in law or equity;

                  (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to acquire (A) upon the exercise of any Convertible Securities, or (B) pursuant to any agreement, arrangement or understanding, if such right is exercisable immediately or within a period of 60 days thereafter whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of business); and

                  (iii) any securities that are Beneficially Owned within the meaning of Sections 1.1(e)(i) or (ii) hereof by any other Person with whom such Person is acting jointly or in concert;

                  provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security as a result of the existence of any one or more of the following circumstances:

                  (1) such security has been deposited or tendered, pursuant to a Take-over Bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, unless such deposited or tendered security has been taken up or paid for, whichever shall first occur;

                  (2) by reason of the holder of such security having agreed to deposit or tender such security to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of this definition pursuant to a Permitted Lock-Up Agreement;

                  (3) such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person, holds such security; provided that (i) the ordinary business of any such Person (the "Fund Manager") includes the management of investment funds for others (which others may include or be limited to one or more employee benefit plans or pension plans) or includes the acquisition or holding of securities for a non-discretionary account of a Client (as defined below) by a dealer or broker registered under applicable securities laws to the extent required, and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "Client"), (ii) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person (each an "Estate Account") or for such other accounts (each an "Other Account"), (iii) the Person (the "Statutory Body") is an independent Person established by statute for purposes that include, and the ordinary business or activity of such person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such, (iv) the ordinary business of any such Person includes acting as an agent of the Crown in the management of public assets (the "Crown Agent"), or (v) the Person, any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security, provided that the Person is the administrator or the trustee of one or more pension funds or plans (each a "Pension Fund") registered under the laws of Canada or any province thereof or the United States or any state thereof (the "Independent Person"), or is a Pension Fund and holds such securities for the purposes of its activities as an Independent Person or as a Pension Fund, and further provided that such Person does not hold more than thirty percent (30%) of the Voting Shares of the Corporation;

                           provided, however, that in any of the foregoing cases no one of the Fund Manager, the Trust Company, the Statutory Body, the Crown Agent, the Independent Person or the Pension Fund makes or announces a current intention to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (other than pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered into the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market);

                  (4) such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or such Person is a Pension Fund with the same Independent Person as another Pension Fund;

                  (5) such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager, or such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or such Person is a Pension Fund and such security is owned at law or in equity by the Independent Person; or

                  (6) such Person is a registered holder of securities as a result of carrying on the business of, or acting as a nominee of, a securities depository.

                  For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product of one hundred (100) and the number of which the numerator is the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person and the denominator of which is the number of votes for the election of all directors generally attaching to all outstanding Voting Shares. Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be issued and outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

         (f) "Board of Directors" means, at any time, the duly constituted board of directors of the Corporation.

         (g) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Toronto are authorized or obligated by law to close.

         (h) "close of business" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Toronto (or, after the Separation Time, the office of the Rights Agent in the City of Toronto) is closed to the public.

         (i) "Common Shares", when used with reference to the Corporation, means the common shares in the capital of the Corporation.

         (j) "Competing Bid" means a Take-over Bid that: (i) is made while another Permitted Bid is in existence, and (ii) satisfies all the components of the definition of a Permitted Bid, except that the requirements set out in Clause (ii) of the definition of a Permitted Bid shall be satisfied if the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Competing Bid prior to the close of business on the date that is no earlier than the date which is the later of twenty-one (21) days (or such longer minimum period of days that a take-over bid must remain open for acceptance under the Securities Act (Ontario)) after the date the Competing Bid is made or 60 days after the earliest date on which a Permitted Bid or Competing Bid then in existence was made and only if at that date, more than fifty percent (50%) of the then outstanding Voting Shares held by Independent Shareholders have been deposited to the Competing Bid and not withdrawn.

         (k)      "controlled": a corporation is "controlled" by another
                  Person if:

                  (i) securities entitled to vote in the election of directors carrying more than fifty percent (50%) of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person; and

                  (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

         (l) and "controls", "controlling" and "under common control with" shall be interpreted accordingly. "Convertible Security" means at any time:

                  (i) any right (other than the Rights), regardless of whether such right constitutes a security, to acquire Voting Shares from the Corporation; and

                  (ii) any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right;

                  which is then exercisable or exercisable within a period of 60 days from that time pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is then exercisable or exercisable within a period of 60 days from that time and whether or not on condition or the happening of any contingency).

         (m) "Convertible Security Acquisition" means the acquisition of Voting Shares upon the exercise of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Corporate Distribution.

         (n) "Corporate Acquisition" means an acquisition by the Corporation or the redemption by the Corporation of Voting Shares of the Corporation which by reducing the number of Voting Shares of the Corporation outstanding increases the proportionate number of Voting Shares Beneficially Owned by any Person.

         (o) "Corporate Distribution" means an acquisition as a result of:

                  (i) a stock dividend or a stock split or other event pursuant to which a Person receives or acquires Voting Shares on the same pro rata basis as all other holders of Voting Shares of the same class; or

                  (ii) any other event pursuant to which all holders of Voting Shares of the Corporation are entitled to receive Voting Shares or Convertible Securities on a pro rata basis, including, without limiting the generality of the foregoing, pursuant to the receipt or exercise of rights issued by the Corporation and distributed to all the holders of a class of Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities of the Corporation, provided that such rights are acquired directly from the Corporation and not from any other Person.

         (p)      "Disqualification Date" has the meaning ascribed thereto in
                  Section 1.1(a)(iii) hereof.

         (q)      "Effective Date" has the meaning ascribed thereto in Section
                  5.13 hereof.

         (r)      "Election to Exercise" has the meaning ascribed thereto in
                  Section 2.2(4) hereof.

         (s)      "Exempt Acquisition" means an acquisition:

                  (i) in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Section 5.1(2), 5.1(3) or 5.1(4) hereof;

                  (ii)     which was made on or prior to the Record Time;

                  (iii) which was made pursuant to a dividend reinvestment plan of the Corporation;

                  (iv) pursuant to a distribution to the public by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus provided that the Person in question does not thereby acquire a greater class percentage of Voting Shares, or Convertible Securities representing the right to acquire Voting Shares of such class, than the percentage of Voting Shares of the class Beneficially Owned immediately prior to such acquisition; or

                  (v) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation, provided that
                           (x) all necessary stock exchange approvals for such private placement have been obtained and such private placement complies with the terms and conditions of such approvals, and (y) the purchaser does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to such purchaser on the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement).

         (t) "Exercise Price" means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $100.

         (u) "Expiration Time" means the earlier of: (i) the Termination Time, and (ii) the close of business on the date immediately following the date of the Corporation's annual meeting of shareholders to be held in 2003.

         (v) "Flip-in Event" means a transaction in or pursuant to which any Person becomes an Acquiring Person.

         (w) "Independent Shareholders" means holders of Voting Shares of the Corporation, but shall not include any Acquiring Person or any Offeror (other than any Person who pursuant to Clause 1.1(e)(3) is not deemed to Beneficially Own the Voting Shares held by such Person), or any Affiliate or Associate of such Acquiring Person or such Offeror, or any Person acting jointly or in concert with such Acquiring Person or such Offeror, or any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of any such plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid.

         (x) "Market Price" per share of any securities on any date of determination means the average of the daily closing prices per share of such securities (determined as described below) on each of the twenty (20) consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported by The Toronto Stock Exchange, or (ii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on The Toronto Stock Exchange, the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the securities exchange on which the securities are primarily traded, or (iii) if not so listed, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, or (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors; provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by a nationally or internationally recognized investment dealer or investment banker.

         (y) "OBCA" means the Ontario Business Corporations Act R.S.O. 1990, c. B.16, and the regulations thereunder, and any comparable or successor laws or regulations thereto.

         (z)      "Offer to Acquire" shall include:

                  (i) an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell, Voting Shares of the Corporation; and

                  (ii) an acceptance of an offer to sell Voting Shares of the Corporation, whether or not such offer to sell has been solicited;

                  or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

         (aa) "Offeror" means a Person who has announced a current intention to make, or who makes and has outstanding, a Take-over Bid.

         (bb) "Offeror's Securities" means Voting Shares of the Corporation Beneficially Owned by an Offeror, any Affiliate or Associate of such Offeror or any Person acting jointly or in concert with the Offeror.

         (cc) "Permitted Bid" means a Take-over Bid that is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

                  (i) the Take-over Bid shall be made to all registered holders of Voting Shares (other than the Voting Shares held by the Offeror);

                  (ii) the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than sixty (60) days following the date of the Take-over Bid and that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid unless, at such date, more than fifty percent (50%) of the then outstanding Voting Shares held by Independent Shareholders have been deposited to the Take-over Bid and not withdrawn;

                  (iii) the Take-over Bid shall contain an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares of the Corporation may be deposited pursuant to such Take-over Bid at any time during the period of time described in Clause (ii) of this Section 1.1(cc) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn at any time until taken up and paid for; and

                  (iv) the Take-over Bid shall contain an irrevocable and unqualified provision that should the condition referred to in Clause (ii) of this Section 1.1(cc) be met: (A) the Offeror will make a public announcement of that fact on the date the Take-over Bid would otherwise expire; and (B) the Take-over Bid will be extended for a period of not less than ten (10) Business Days from the date it would otherwise expire.

         (dd) "Permitted Bid Acquisitions" means share acquisitions made pursuant to a Permitted Bid or a Competing Bid.

         (ee) "Permitted Lock-Up Agreement" means an agreement between a Person and one or more holders (each a "Locked-up Person") of Voting Shares or Convertible Securities (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date the Lock-up Bid (as defined below) is publicly announced or, if the agreement was entered into after the date of the Lock-up Bid, not later than the date the agreement was entered into), pursuant to which such Locked-up Persons agree to deposit or tender Voting Shares or Convertible Securities to a Take-over Bid (the "Lock-up Bid") made by the Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause
                  (iii) of the definition of Beneficial Owner and where the agreement:

                  (i) (A) permits the Locked-up Person to withdraw Voting Shares or Convertible Securities in order to tender or deposit Voting Shares or Convertible Securities to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share or Convertible Security that exceeds, or provides a value for each Voting Share or Convertible Security that is greater than, the offering price or value contained or proposed to be contained in the Lock-up Bid, provided that the other Take-over Bid is made for at least the same number of Voting Shares or Convertible Securities as the Lock-up Bid; or

                           (B) permits the Locked-up Person to withdraw Voting Shares or Convertible Securities in order to tender or deposit the Voting Shares or Convertible Securities to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share or Convertible Security that exceeds, or provides a value for each Voting Share or Convertible Security that is greater than, the offering price contained in or proposed to be contained in, the Lock-up Bid by as much or more than a specified amount (the "Specified Amount") and the Specified Amount is not greater than 7% of the offering price that is contained in the Lock-up Bid, provided that the other Take-over Bid is made for at least the same number of Voting Shares or Convertible Securities as the Lock-up Bid; and

                  (ii) provides that no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of: (A) the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to the Locked-up Person, and (B) 50% of the amount by which the price or value payable under another Take-over Bid to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by such Locked-up Person pursuant to the agreement in the event that the Lock-up Bid is not successfully concluded or if any Locked-up Person fails to tender Voting Shares or Convertible Securities pursuant thereto;

                  and, for greater certainty, the agreement may contain a right of first refusal or require a period of delay to give the Offeror an opportunity to at least match a higher consideration in another Take-over Bid or transaction or contain other similar limitation on a Locked-up Person's right to withdraw Voting Shares or Convertible Securities from the agreement, so long as any such limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares or Convertible Securities in sufficient time to tender to the other Take-over Bid or transaction.

         (ff) "Person" means any individual, firm, partnership, association, trust, trustee, executor, administrator, legal or personal representative, government, governmental body, entity or authority, group, body corporate, corporation, unincorporated organization or association, syndicate, joint venture or any other entity, whether or not having legal personality, and any of the foregoing in any derivative, representative or fiduciary capacity and pronouns have a similar extended meaning.

         (gg)     "Record Time" means 5:00 p.m. (Toronto time) on June 15,
                  2000.

         (hh)     "Redemption Price" has the meaning ascribed thereto in
                  Section 5.1(1) hereof. (ii) "regular periodic cash dividends" means cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

                  (i) two hundred percent (200%) of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year; and

                  (ii) one hundred percent (100%) of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

         (jj)     "Right" means a right issued pursuant to this Agreement.

         (kk)     "Rights Certificate" has the meaning ascribed thereto in
                  Section 2.2(3) hereof.

         (ll)     "Rights Register" has the meaning ascribed thereto in
                  Section 2.6(1) hereof.

         (mm) "Securities Act (Ontario)" means the Securities Act, R.S.O. 1990, c. S.5, and the regulations, rules, policies, and notices thereunder, and any comparable or successor laws, regulations, rules, policies or notices thereto.

         (nn)     "Separation Time" means the close of business on the tenth
                  (10th) Trading Day after the earlier of (i) the Stock Acquisition Date, (ii) the date of the commencement of, or first public announcement of, the intent of any person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or Competing Bid) and (iii) the date on which a Permitted Bid or Competing Bid ceases to qualify as such or, in the case of Clauses (ii) and (iii) of this Section 1.1(nn) such later date as may be determined by the Board of Directors provided that, if any Take-over Bid referred to in Clause (ii) of this Section 1.1(nn) or any Permitted Bid or Competing Bid referred to in Clause (iii) of this Section 1.1(nn) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid, Permitted Bid or Competing Bid, as the case may be, shall be deemed, for the purposes of this Section 1.1(nn), never to have been made and provided further that if the Board of Directors determines pursuant to Sections 5.1(2),(3) or (4) hereof to waive the application of Section 3.1 hereof to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

         (oo) "Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 101 of the Securities Act (Ontario)) by the Corporation or an Offeror or Acquiring Person of facts indicating that a Person has become an Acquiring Person.

         (pp) "Subsidiary": a corporation shall be deemed to be a Subsidiary of another corporation if:

                  (i)      it is controlled by:

                           (A)   that other;

                           (B) that other and one or more corporations each of which is controlled by that other; or

                           (C) two or more corporations each of which is controlled by that other; and

                  (ii) it is a Subsidiary of a corporation that is that other's Subsidiary.

         (qq) "Take-over Bid" means an Offer to Acquire Voting Shares of the Corporation or securities convertible into or exchangeable for or carrying a right to purchase Voting Shares of the Corporation where the Voting Shares of the Corporation subject to the Offer to Acquire, together with the Voting Shares of the Corporation into which the securities subject to the Offer to Acquire are convertible, exchangeable or exercisable, and the Offeror's Securities, constitute in the aggregate twenty percent (20%) or more of the outstanding Voting Shares of the Corporation at the date of the Offer to Acquire.

         (rr) "Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to Sections 5.1(1),
                  (5) or 5.13 hereof.

         (ss) "Trading Day", when used with respect to any securities, means a day on which the principal Canadian stock exchange or American stock exchange or market on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange or American stock exchange or market, a Business Day.

         (tt) "Voting Shares" means the Common Shares and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of all directors.

Section 1.2 Currency.

         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

Section 1.3 Headings.

         The division of this Agreement into Articles, Sections and Clauses and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.4 Number and Gender.

         Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice-versa and words importing only one gender shall include all others.

Section 1.5 Acting Jointly or in Concert.

         For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate of the second Person to acquire or to make an Offer to Acquire Voting Shares of the Corporation (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities or to a pledge of securities in the ordinary course of business).

Section 1.6 Statutory References.

         Unless the context otherwise requires or except as expressly provided herein, any reference herein to a specific part, section, clause or Rule of any statute or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.


                                   ARTICLE 2
                                  THE RIGHTS

Section 2.1 Legend on Common Share Certificates.

(1) Certificates issued for Common Shares after the Record Time but prior to the close of business on the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and, commencing as soon as reasonably practicable after the effective date of this Agreement, shall have impressed on, printed on, written on or otherwise affixed to them, a legend in substantially the following form:

                  Until the Separation Time (as defined in the Rights Plan referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Plan Agreement, dated June 15, 2000, as amended and restated from time to time (the "Rights Plan"), between Cedara Software Corp. (the "Corporation") and Montreal Trust Company of Canada, as rights agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Corporation. Under certain circumstances, as set forth in the Rights Plan, such Rights may be amended or redeemed, may expire, may become null and void (if, in certain cases, they are issued to or "Beneficially Owned" by any Person who is, was or becomes an "Acquiring Person", as such terms are defined in the Rights Plan, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate.

                  The Corporation will mail or arrange for the mailing of a copy of the Rights Plan to the holder of this certificate without charge upon receipt of a written request therefor.

(2) Until the earlier of the Separation Time and the Expiration Time, certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend. Following the Separation Time, Rights will be evidenced by Rights certificates issued pursuant to Section 2.2 hereof.

Section 2.2 Initial Exercise Price; Exercise of Rights; Detachment of Rights.

(1) Right to entitle holder to purchase one Common Share prior to adjustment. Subject to adjustment as herein set forth and subject to
         Section 3.1(1) hereof, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price as at the Business Day immediately preceding the date of exercise of the Right, one Common Share (which price and number of Common Shares are subject to adjustment as set forth below and are subject to Section 3.1(1) hereof). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation and any of its Subsidiaries shall be void.

(2) Rights not exercisable until Separation Time. Until the Separation Time, (i) the Rights shall not be exercisable and no Right may be exercised, and (ii) for administrative purposes each Right will be evidenced by the certificates for the associated Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Shares.

(3) Delivery of Rights Certificate and disclosure statement. From and after the Separation Time and prior to the Expiration Time, (i) the Rights shall be exercisable, and (ii) the registration and transfer of the Rights shall be separate from, and independent of, Common Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Rights as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (A) a certificate (a "Rights Certificate") in substantially the form of
         Schedule 2.2(3) hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time, and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and
         (B) a disclosure statement describing the Rights, provided that a Nominee shall be sent the materials provided for in (A) and (B) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish it with such information and documentation as the Corporation considers advisable.

(4) Exercise of Rights. Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent (at the office of the Rights Agent in the City of Toronto or any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation) the Rights Certificate evidencing such Rights together with an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised, all of the above to be received before the Expiration Time by the Rights Agent at its principal office in any of the cities listed on the Rights Certificate.

(5) Duties of Rights Agent upon receipt of Election to Exercise. Upon receipt of a Rights Certificate, which is accompanied by (i) a completed and duly executed Election to Exercise, and (ii) payment as set forth in Section 2.2(4) above, the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

         a. requisition from the transfer agent for the Common Shares certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

         b. when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

         c. after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder;

         d. when appropriate, after receipt, deliver such cash (less any amounts required to be withheld) to or to the order of the registered holder of the Rights Certificate; and

         e. tender to the Corporation all payments received on exercise of the Rights.

(6) Partial Exercise of Rights. In case the holder of any Rights shall exercise less than all of the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(7) Duties of the Corporation. The Corporation covenants and agrees that it will:

         (a) take all such action as may be necessary and within its power to ensure that all Common Shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

         (b) take all such action as may be necessary and within its power to ensure compliance with the provisions of Section
                  3.1 hereof including, without limitation, all such action to comply with any applicable requirements of the OBCA, the Securities Act (Ontario) and any applicable comparable securities legislation of each of the provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares or other securities upon exercise of Rights;

         (c) use reasonable efforts to cause, from and after such time as the Rights become exercisable, all Common Shares issued upon exercise of Rights to be listed upon issuance on the principal stock exchange on which the Common Shares were traded prior to the Stock Acquisition Date;

         (d) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

         (e) pay when due and payable any and all Canadian federal and provincial transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or other securities in a name other than that of the registered holder of the Rights being transferred or exercised; and

         (f)      after the Separation Time, except as permitted by Sections
                  5.1 or 5.4 hereof, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 2.3 Adjustments to Exercise Price; Number of Rights.

         The Exercise Price, the number and kind of Common Shares or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3:

         (a) Adjustment to Exercise Price upon changes to share capital. In the event the Corporation shall at any time after the Record Time:

                  (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) other than the issue of Common Shares or such exchangeable or convertible securities to holders of Common Shares in lieu of but not in an amount which exceeds the value of regular periodic cash dividends;

                  (ii) subdivide or change the outstanding Common Shares into a greater number of Common Shares;

                  (iii) combine or change the outstanding Common Shares into a smaller number of Common Shares; or

                  (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities) in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this Section 2.3;

                  the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Common Shares, or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Exercise Price then in effect, the aggregate number and kind of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to and, shall be made prior to, any adjustment required pursuant to
                  Section 3.1 hereof.

         (b) Adjustment to Exercise Price upon issue of rights, options and warrants. In case the Corporation shall at any time after the Record Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as Common Shares ("equivalent common shares")) or securities convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price or exchange price or exercise price per share, if a security convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares) less than ninety percent (90%) of the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights so to be offered) would purchase at such Market Price per Common Share, and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a certificate filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  For purposes of this Agreement, the granting of the right to purchase Common Shares (or equivalent common shares) (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit, stock option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares (or equivalent common shares) is at a price per share of not less than ninety percent (90%) of the current market price per share (determined as provided in such plans) of the Common Shares.

         (c) Adjustment to Exercise Price upon Corporate Distributions. In case the Corporation shall at anytime after the Record Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger, amalgamation, arrangement, plan, compromise or reorganization in which the Corporation is the continuing or successor corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend or a regular periodic cash dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights, options or warrants (excluding those referred to in Section 2.3(b) above), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to a Common Share and the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

         (d) De minimis threshold for adjustment to Exercise Price. Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this
                  Section 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest one-hundredth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this Section 2.3(d), any adjustment required by this Section 2.3 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Time.

         (e) Corporation may provide for alternate means of adjustment. Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Section 5.4(2) or (3) hereof, as applicable, in the event the Corporation shall at any time after the Record Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Sections 2.3(a)(i) or (iv) or 2.3(b) or (c) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by Sections 2.3(a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation shall be entitled to determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Sections 2.3(a), (b) and
                  (c) above, such adjustments, rather than the adjustments contemplated by Sections 2.3(a), (b) and (c) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

         (f) Adjustment to Rights exercisable into shares other than Common Shares. If as a result of an adjustment made pursuant to Section 3.1 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 2.3(a), (b), (c), (d), (e),
                  (g), (h), (i), (j), (k) and (l) above and below, as the case may be, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

         (g) Rights to evidence right to purchase Common Shares at adjusted Exercise Price. Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of such Right, all subject to further adjustment as provided herein.

         (h) Adjustment to number of Common Shares purchasable upon adjustment to Exercise Price. Unless the Corporation shall have exercised its election as provided in Section 2.3(i) below, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 2.3(b) and (c) above, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by (A) multiplying (x) the number of shares purchasable upon exercise of a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

         (i) Election to adjust number of Rights upon adjustment to Exercise Price. The Corporation shall be entitled to elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter but, if Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment, of the number of Rights pursuant to this Section 2.3(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 5.5 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the adjusted Exercise Price and shall be registered in the names of the holders of record of Rights Certificates on the record date for the adjustment specified in the public announcement.

         (j) Rights Certificates may contain Exercise Price before adjustment. Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

         (k) Corporation may in certain cases defer issues of securities. In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (l) Corporation has discretion to reduce Exercise Price for tax reasons. Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment, the Board of Directors shall determine to be advisable in order that any (A) consolidation or subdivision of the Common Shares,
                  (B) issuance of any Common Shares at less than the Market Price, (C) issuance of securities convertible into or exchangeable for Common Shares, (D) stock dividends or (E) issuance of rights, options or warrants, referred to in this
                  Section 2.3 hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

Section 2.4 Date on Which Exercise is Effective.

         Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights, shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

Section 2.5 Execution, Authentication, Delivery and Dating of Rights
Certificates

(1) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, Chief Executive Officer or Chief Financial Officer, together with its Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(2) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and a disclosure statement as described in Section 2.2(3), and the Rights Agent shall manually or by facsimile signature countersign and mail such Rights Certificates and disclosure statement to the holders of the Rights pursuant to
         Section 2.2(3) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(3) Each Rights Certificate shall be dated the date of countersignature thereof.

Section 2.6 Registration, Registration of Transfer and Exchange.

(1) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

         After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate and subject to the provisions of Section 2.6(3) below and the other provisions of this Agreement, the Corporation will execute and the Rights Agent will countersign, register and deliver, in the name of the holder or the designated transferee or transferees as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(2) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(3) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the registered holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

Section 2.7 Mutilated, Destroyed, Lost and Stolen Right Certificates.

(1) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(2) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate, and (ii) such indemnity or other security as may be required by them to save each of them and any of their agents harmless then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(3) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation or the Rights Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and the Corporation may require payment of a sum sufficient to cover any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

(4) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed lost or stolen Rights Certificate shall be at any time enforceable by anyone, and the holder thereof shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other holders of Rights duly issued by the Corporation.

Section 2.8 Persons Deemed Owners.

         Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

Section 2.9 Delivery and Cancellation of Rights Certificates.

         All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9 except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

Section 2.10 Agreement of Rights Holders.

         Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of
Rights:

         (a) to be bound by and subject to the provisions of this Agreement, as amended or supplemented from time to time in accordance with the terms hereof, in respect of all Rights held;

         (b) that prior to the Separation Time each Right will be transferable only together with, and will be transferred by a transfer of, the Common Share certificate representing such Right;

         (c) that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

         (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent shall be entitled to deem and treat the person in whose name the Rights Certificate (or prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

         (e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares upon exercise of Right;

         (f) that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

         (g) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 2.11 Rights Certificate Holder not Deemed a Shareholder.

         No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.


                                   ARTICLE 3
        ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

Section 3.1 Flip-in Event.

(1) Subject to Section 3.1(2) below, and Sections 5.1(2), (3) and (4) hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as may be necessary to ensure and provide within eight (8) Business Days of such occurrence, or such longer period as may be required to satisfy all applicable requirements of the Securities Act (Ontario), and the securities legislation of each other province of Canada that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation upon exercise thereof in accordance with the terms hereof that number of Common Shares of the Corporation having an aggregate Market Price on the date of the occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that after such date of occurrence an event of a type analogous to any of the events described in Section 2.3 hereof shall have occurred with respect to such Common Shares).

(2) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by (i) an Acquiring Person, or any Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of such Acquiring Person, or any Affiliate or Associate of such Person so acting jointly or in concert, or (ii) a transferee or other successor in title of Rights, directly or indirectly, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person) or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person (or of any Affiliate or Associate of such Person so acting jointly or in concert) who becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming such, shall become null and void without any further action, and any holder of such Rights (including transferees or successors in title) shall not have any rights whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.


                                   ARTICLE 4
                               THE RIGHTS AGENT

Section 4.1 General.

(1) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, subject to the prior approval of the Rights Agent. In the event the Corporation appoints one or more co-Rights Agents, the respective duties of the Rights Agents and co-Rights Agents shall be as the Corporation may determine, with the approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses (including the reasonable fees and disbursements of counsel for the Rights Agent) incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its officers, directors and employees for, and to hold such persons harmless against, any loss, liability, cost, claim, action, suit, damage, or expense incurred (that is not the result of negligence, bad faith or wilful misconduct on the part of any one or all of the Rights Agent, its officers, directors or employees) for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(2) The Rights Agent shall be protected from and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(3) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and at any time, upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

Section 4.2 Merger or Amalgamation or Change of Name of Rights Agent.

(1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(2) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 4.3 Duties of Rights Agent.

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, to all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion. Subject to the prior written consent of the Corporation, which consent shall not be unreasonably withheld, the Rights Agent may also consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the expense of the Corporation) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder only for events which are the result of its own negligence, bad faith or wilful misconduct and that of its officers, directors and employees.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(2) hereof) or any adjustment required under the provisions of Section
                  2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered or fully paid and non-assessable.

         (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person. It is understood that instructions to the Rights Agent shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably possible after the giving of such instructions.

         (h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or, with the prior written consent of the Corporation, by or through its attorneys or agents. The Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided the prior written consent of the Corporation was obtained and reasonable care was exercised in the selection and continued employment thereof.

Section 4.4 Change of Rights Agent.

         The Rights Agent may resign and be discharged from its duties under this Agreement upon sixty (60) days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Voting Shares of the Corporation by registered or certified mail, and to the holders of the Rights in accordance with Section
5.8 hereof (all of which shall be at the expense of the Corporation). The Corporation may remove the Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Voting Shares of the Corporation by registered or certified mail and to the holders of the Rights in accordance with Section 5.8 hereof. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of sixty (60) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the Rights Agent or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent at the Corporation's expense. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in Canada. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receiving from the Corporation payment in full of all amounts outstanding under this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Voting Shares of the Corporation, and mail a notice thereof in writing to the holders of the Rights. The cost of giving any notice required under this Section 4.4 shall be borne solely by the Corporation. Failure to give any notice provided for in this Section 4.4 however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


                                   ARTICLE 5
                                 MISCELLANEOUS

Section 5.1 Redemption and Waiver.

(1) Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Section 5.4(2) or Section 5.4(3) hereof, as applicable, the Board of Directors acting in good faith may, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section
         2.3 hereof in the event that an event of the type described in
         Section 2.3 hereof shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(2) Subject to the prior consent of the holders of Voting Shares obtained as set forth in Section 5.4(2) hereof, the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 hereof has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all registered holders of Voting Shares and otherwise than in the circumstances set forth in Section 5.1(4) hereof, waive the application of Section 3.1 hereof to such Flip-in Event. In such event, the Board of Directors shall extend the Separation Time to a date at least ten (10) Business Days subsequent to the meeting of shareholders called to approve such waiver.

(3) The Board of Directors acting in good faith, may, prior to the occurrence of a Flip-in Event, and upon prior written notice delivered to the Rights Agent, determine to waive the application of
         Section 3.1 hereof to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all registered holders of Voting Shares; provided that if the Board of Directors waives the application of Section 3.1 hereof to a particular Flip-in Event pursuant to this Section 5.1(3), the Board of Directors shall be deemed to have waived the application of
         Section 3.1 hereof to any other Flip-in Event occurring by reason of any Take-over Bid made by means of a Take-over Bid circular to all registered holders of Voting Shares prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been granted, pursuant to this Section 5.1(3).

(4) The Board of Directors may, prior to the close of business on the tenth (10th) day following the Stock Acquisition Date, determine, upon prior written notice delivered to the Rights Agent, to waive or to agree to waive the application of Section 3.1 hereof to a Flip-in Event, provided that both of the following conditions are satisfied:

         (a) the Board of Directors has determined that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that Person would become, an Acquiring Person; and

         (b) such Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within thirty (30) days of the date on which such contractual arrangement is entered into) such that at the time the waiver becomes effective pursuant to this Section 5.1(4) it is no longer an Acquiring Person;

         and in the event of such a waiver, for the purposes of this Agreement, the Flip-in Event shall be deemed never to have occurred.

(5) Where a Person acquires pursuant to a Permitted Bid, a Competing Bid or an Exempt Acquisition under Section 5.1(3) above, outstanding Voting Shares, then the Corporation shall immediately upon the consummation of such acquisition redeem the Rights at the Redemption Price.

(6) If the Corporation is obligated under Section 5.1(5) above to redeem the Rights, or if the Board of Directors elects under Section 5.1(1) above or Section 5.1(8) below to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(7) Within ten (10) days after the Corporation is obligated under Section 5.1(5) above to redeem the Rights, or the Board of Directors elects under Section 5.1(1) above or Section 5.1(8) below to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last address as they appear upon the Rights Register or, prior to the Separation Time, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1 and other than in connection with the purchase of Common Shares prior to the Separation Time.

(8) Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(9) Notwithstanding the Rights being redeemed pursuant to Section 5.1(8) above, all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and Rights shall remain attached to the outstanding Voting Shares, subject to and in accordance with the provisions of this Agreement.

Section 5.2 Expiration.

         No person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(1) hereof.

Section 5.3 Issuance of New Rights Certificates.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

Section 5.4 Supplements and Amendments.

(1) The Corporation may, prior to any shareholders' meeting called to approve this Agreement, supplement or amend this Agreement without the approval of any holder of Rights or Voting Shares. Thereafter, the Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares to correct any clerical or typographical error or to maintain the validity of the Agreement as a result of a change in any applicable legislation or regulations or rules thereunder.

         Notwithstanding anything in this Section 5.4 to the contrary, no supplement or amendment shall be made to the provisions of Article 4 hereof except with the written concurrence of the Rights Agent to such supplement or amendment.

(2) Subject to Section 5.4(1) above, the Corporation may, with the prior consent of the holders of the Voting Shares obtained as set forth below, at any time prior to the Separation Time amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Voting Shares at a meeting of the holders of Voting Shares, which meeting shall be called and held in compliance with applicable laws and regulatory requirements and the requirements in the articles and by-laws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall be deemed to have been given if the proposed amendment, variation or revision is approved by the affirmative vote of a majority of the votes cast by all holders of Voting Shares (other than any holder of Voting Shares who is an Offeror pursuant to a Take-over Bid that is not a Permitted Bid or Competing Bid with respect to all Voting Shares Beneficially Owned by such Person), represented in person or by proxy at the meeting.

(3) The Corporation may, with the prior consent of the holders of Rights, at any time after the Separation Time and before the Expiration Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

(4) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the OBCA with respect to a meeting of shareholders of the Corporation.

(5) The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or deletion to this Agreement as referred to in this Section 5.4 within 5 days of effecting such amendment, variation or deletion.

(6) Any supplements or amendments made by the Corporation to this Agreement pursuant to Section 5.4(1) above which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulations or rules thereunder shall:

         (a) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Section 5.4(2) above confirm or reject such amendment; and

         (b) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in
                  Section 5.4(4) above, confirm or reject such amendment.

         A supplement or amendment of the nature referred to in this Section 5.4(6) shall be effective from the date of the resolution of the Board of Directors adopting such supplement or amendment until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such supplement or amendment is confirmed, it continues in effect in the form so confirmed. If such supplement or amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such supplement or amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

Section 5.5 Fractional Rights and Fractional Shares.

(1) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Any such fractional Right shall be null and void and the Corporation will not have any obligation or liability in respect thereof.

(2) The Corporation shall not be required to issue fractions of Common Shares or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or other securities. In lieu of issuing fractional Common Shares or other securities, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Common Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with
         Section 2.2(5).

Section 5.6 Rights of Action.

         Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 5.7 Notice of Proposed Actions.

         In case the Corporation shall propose after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.8 hereof, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, winding up, or sale is to take place, and such notice shall be so given at least twenty (20) Business Days prior to the date of taking of such proposed action.

Section 5.8 Notices.

(1) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Cedara Software Corp.
                  6509 Airport Road
                  Mississauga, Ontario
                  L4V 1S7

                  Attention:      Chief Executive Officer
                  Facsimile No.:  (905) 672-0360

(2) Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                  Montreal Trust Company of Canada
                  151 Front Street West
                  8th Floor
                  Toronto, Ontario
                  M5J 2N1

                  Attention:      Senior Manager, Client Services
                  Facsimile No.:  (416) 981-9800

(3) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Section 5.9 Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

Section 5.10 Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

Section 5.11 Governing Law.

         This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province.

Section 5.12 Severability.

         If any Section, Clause, term or provision hereof or the application thereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, Clause, term or provision or such right shall be ineffective only in such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, Clauses, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such Section, Clause, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

Section 5.13 Effective Date.

         This Agreement is effective and in full force and effect in accordance with its terms and conditions as of and from the date hereof (the "Effective Date"). If this Agreement is not confirmed by a majority of the votes cast by holders of Voting Shares permitted to vote on such resolution under Section 5.4 hereof who vote in respect of the confirmation of this Agreement, in person or by proxy at a meeting of holders of Voting Shares to be held no later than 6 months from the date of this Agreement then this Agreement and any then outstanding Rights shall be of no further force and effect from the earlier of the close of business on the date immediately following the date of such meeting and the close of business on the date which is 6 months from the date of this Agreement.

Section 5.14 Determinations and Actions by the Board of Directors.

         All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, in relation to or in connection with this Agreement, shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

Section 5.15 Rights of Board, Corporation and Offeror.

         Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the Shareholders of the Corporation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

Section 5.16 Regulatory Approvals.

         Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject in any jurisdiction to the prior receipt of any required approval or consent from any governmental or regulatory authority in such jurisdiction including any securities regulatory authority or stock exchange

Section 5.17 Declaration as to Non-Canadian Holders.

         If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes or (until such notice is given as required by law) without advance notice to any regulatory or self-regulatory body.

Section 5.18 Time of the Essence.

         Time shall be of the essence in this Agreement.

Section 5.19 Execution in Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement.


                                            CEDARA SOFTWARE CORP.


                                            By:    /s/ BRYAN ROBB
                                                   ---------------------------
                                                   Authorized Signing Officer


                                            By:    /s/ ROBERT DIETRICH
                                                   ---------------------------
                                                   Authorized Signing Officer


                                            MONTREAL TRUST COMPANY OF CANADA


                                            By:    /s/ PIERRE TELLIS
                                                   ---------------------------
                                                   Authorized Signing Officer


                                            By:    /s/ FLORENCE SMITH
                                                   ---------------------------
                                                   Authorized Signing Officer

                                SCHEDULE 2.2(3)


                          FORM OF RIGHTS CERTIFICATE

Certificate No. ____________                                 ___________ Rights


THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(2) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR THEIR RESPECTIVE ASSOCIATES AND AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND THEIR RESPECTIVE TRANSFEREES SHALL BECOME VOID WITHOUT ANY FURTHER ACTION.

                              RIGHTS CERTIFICATE

         This certifies that _______________ or registered assigns, is the registered holder of the number of Rights set forth above each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated June 15, 2000, as amended and restated from time to time (the "Rights Agreement"), between Cedara Software Corp., a corporation incorporated under the laws of Ontario (the "Corporation"), and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada, as rights agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on the date immediately following the date of the Corporation's annual shareholders meeting to be held in 2003 (or such earlier expiration time as is provided in the Rights Agreement) one fully paid and non-assessable Common Share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal offices in any of the City of Toronto. The Exercise Price shall initially be $100 (Canadian) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or other equity securities of the Corporation (or a combination thereof) all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the registered head office of the Corporation and are available upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.00001 per Right.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby.

         No holder of this Rights Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Corporation which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as expressly provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been manually countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Corporation.

Dated o

                                        CEDARA SOFTWARE CORP.


                                        By:
                                                -------------------------------
                                                Authorized Signing Officer


                                        By:
                                                -------------------------------
                                                Authorized Signing Officer


                                        MONTREAL TRUST COMPANY OF CANADA


                                        By:
                                                -------------------------------
                                                Authorized Signing Officer


                                        By:
                                                -------------------------------
                                                Authorized Signing Officer

                  (To be attached to each Rights Certificate)

                         FORM OF ELECTION TO EXERCISE

TO:      [NAME OF CORPORATION]

         The undersigned hereby irrevocably elects to exercise __________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Shares be issued to:

                        _______________________________
                                    (NAME)

                        _______________________________
                                   (ADDRESS)

                        _______________________________
                         (CITY AND STATE OR PROVINCE)

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

                        _______________________________
                                    (NAME)

                        _______________________________
                                   (ADDRESS)

                        _______________________________
                         (CITY AND STATE OR PROVINCE)

      __________________________________________________________________
          SOCIAL INSURANCE, SOCIAL SECURITY OR OTHER TAXPAYER NUMBER



Dated ___________________________

Signature Guaranteed                    _______________________________________
                                        Signature

                                        (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without alteration or enlargement or any change whatsoever)

         Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion Program (Stamp).

                            To be completed if true

         The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in consent with any of the foregoing or any Affiliate or Associate of such Person (as defined in the Rights Agreement).


                                        _______________________________________
                                        Signature



                                     NOTICE

         In the event the certification set forth in the Form of Election to Exercise is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED ______________________________________________ hereby sells,


assigns and transfers unto ______________________________________


            _______________________________________________________
            (Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein and does hereby irrevocably constitute and appoint _____________________________ as attorney to transfer the within Rights on the books of the Corporation, with full power of substitution.



Dated __________________________

Signature Guaranteed                    ______________________________________
                                        Signature

                                        (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without alteration or enlargement or any change whatsoever)

         Signature must be guaranteed by a Canadian chartered bank, or Medallion guaranteed by a Canadian trust company or a member of a recognized stock exchange or a member of the Transfer Association Medallion (Stamp) Program.



                            To be completed if true


         The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or any Person acting jointly or in consent with any of the foregoing (as defined in the Rights Agreement).



                                        _______________________________________
                                        Signature


                                    NOTICE

         In the event the certification set forth in the Form of Assignment is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights shall be null and void.